Exhibit 99.1

Atlas Financial Holdings Announces Unaudited Third Quarter 2021 Financial Results

Conference Call Scheduled for Tuesday, November 9, 2021 at 8:30 AM ET

Chicago, Illinois (November 8, 2021) - Atlas Financial Holdings, Inc. (OTC: AFHIF) (“we,” “us,” “our,” or “Atlas”) today reported its unaudited financial results for the third quarter ended September 30, 2021, and announced that the Company has filed with the Securities and Exchange Commission (“SEC”) its Quarterly Report on Form 10-Q for the period ended September 30, 2021. The most recent filing can be reviewed in full in the SEC Filings section of the Company’s website at www.atlas-fin.com.

Scott D. Wollney, Atlas’ President & CEO said, “We have continued to see an increase in demand for rides, and over the past several weeks have begun to see a related improvement in driver supply. Atlas has continued to maintain relationships with large public automobile dispatch companies in anticipation of drivers and vehicles returning back to service, and we were pleased to see a significant increase in new business submissions from our network of more than 420 retail producers. Our third quarter 2021 submissions were up 70% as compared to the second quarter this year, and policies issued were up 147%. We are optimistic that this trend should continue to accelerate in the fourth quarter. Our current in-force business is approximately 6% of what we underwrote as a carrier in 2018, and given current trends we feel there is considerable room to recapture business over time.”

Mr. Wollney continued, “Our goal has been to successfully transition from a long-standing history as a group of insurance carriers to a technology and analytics focused managing general agency with the goal of EBITDA growth through strategic relationships with risk taking partners. Over the past few months, we continued to see a substantial increase in new submissions and policies issued as a result of drivers re-entering the market in response to continued demand from passengers in the public auto and ride-sharing segments. We have continued to focus closely on maintaining an effective infrastructure while we build toward our desired operating scale.”

Third Quarter 2021 Financial Performance Summary
•Commission income was $2.0 million for the three months ended September 30, 2021, an increase of 22.2% from $1.7 million for the three months ended September 30, 2020.
•Net realized losses were $1.5 million for the three months ended September 30, 2021 which related to the impairment charge on the Company’s corporate headquarters. There were no impairment charges for the three months ended September 30, 2020.
•Total revenue, including the impact of net realized losses, was $1.8 million for the three months ended September 30, 2021, a decrease of 12.6% from $2.0 million for the three months ended September 30, 2020.
•Loss from operating activities was $3.3 million in third quarter 2021 compared to a loss from operating activities of $3.5 million in third quarter 2020.
•Net loss from continuing operations was $4.1 million, or $0.28 per common share diluted, in third quarter 2021 compared to a net loss from continuing operations of $3.6 million, or $0.30 loss per common share diluted, in third quarter 2020.

Exhibit 99.1
Revenue
As a managing general agent (“MGA”), our commission and fee income are derived from policies and premium produced on behalf of insurance carrier partners. We earn commission for the sale of first year and renewal policies, which are presented in our condensed consolidated statements of operations as commission revenue. We currently write business in 29 states across the United States.

Commission income for the three months ended September 30, 2021 totaled $2.0 million, compared to $1.7 million for the three months ended September 30, 2020. The increase in commission income from the prior year period was largely due to modest increases in vehicles insured as compared to earlier COVID-19 pandemic levels, offset by the sale of renewal rights on larger paratransit accounts in 2020.

Atlas recorded other income of $1.2 million and $367,000 for the three months ended September 30, 2021 and 2020, respectively. The increase resulted from professional services income received.

Total revenue, including the impact of net realized losses, was $1.8 million for the three months ended September 30, 2021, compared to $2.0 million for the three months ended September 30, 2020. Excluding an impairment charge related to our headquarters building, which is held for sale, total revenue related to MGA operating activities is $3.3 million, an increase of 60% compared to the same quarter last year.

Underwriting Expenses
Acquisition costs for the three months ended September 30, 2021 were $1.1 million compared to $862,000 for the three months ended September 30, 2020, and represent commissions paid to retail agents who sell insurance policies on our behalf.

Other underwriting expenses for the three months ended September 30, 2021 and 2020 were $4.1 million and $4.2 million, respectively. Approximately $2.6 million related to the continuing operations of our MGA operation Anchor Group Management, Inc. (“AGMI”) which included non-cash depreciation and amortization of $191,000. The remaining $1.5 million relates to the Company’s headquarters building, which is classified as held for sale, and other holding company expenses. We believe that because a portion of our personnel and other expenses are relatively fixed in nature, changes in premium production may impact our operating scale and operating expense ratios.

Results of Operations
Atlas reported net loss of $4.1 million during the three months ended September 30, 2021 compared to net loss of $3.5 million during the three months ended September 30, 2020. Loss per common share diluted was $0.28 for the three months ended September 30, 2021 compared to a net loss per common share diluted of $0.30 during the three months ended September 30, 2020.

Company to Pursue Extension to the Maturity of its Senior Notes

The Company has been working in recent months to address the upcoming maturity of its 6.625% Senior Notes due April 26, 2022. During the quarter, Atlas announced that it was pursuing a financial restructuring through an exchange of the Company’s 6.625% Senior Unsecured Notes due April 26, 2022 (the “Notes”) pursuant to an arrangement that, if successful, it believes will allow for additional financial flexibility to continue to pursue its MGA strategy. On August 31, 2021, the Company entered into a Restructuring Support Agreement (the “RSA”) with holders of approximately 48% of the Company’s Notes and then holders of an additional 6.59% of the Notes acceded to the RSA for a total of 54.59% (collectively, the “Supporting Noteholders”).

The Company expects that the contemplated restructuring will enable it to satisfy its obligations under the modified notes and create value for stakeholders. Additional Note holders are able to join the RSA via an accession letter which can be obtained from the Company.

Exhibit 99.1
Company Secures Credit Facility

On September 1, 2021, the Company and certain of its subsidiaries, as borrowers (collectively, the “Borrowers”), entered into a Convertible Senior Secured Delayed-Draw Credit Agreement (the “Credit Agreement”), agented by Sheridan Road Partners, LLC (in such capacity, the “Agent”), with certain Supporting Noteholders named therein as lenders (the “Lenders”), pursuant to which the Lenders made available to the Borrowers a term loan facility in the aggregate principal amount of up to $3,000,000 (the “Term Loans”). The Credit Agreement provides for an initial advance of $2 million in Term Loans upon the satisfaction by Borrowers of certain initial funding conditions and additional delayed draw advances of up to $1 million (the “Delayed Draws”) within 18 months of closing, in each case, subject to the terms and conditions set forth in the Credit Agreement. Additional details can be found in the Company’s current report on Form 8-K filed on September 1, 2021 and most recent quarterly report on Form 10-Q. The Borrowers may use the proceeds of the Term Loans for payments of certain agreed upon permitted expenditures, which include expenses expected to be incurred in connection with the restructuring of the Company’s Notes.

Scott D. Wollney, Atlas’ President & CEO continued, “We are very pleased to have the binding commitments from Supporting Noteholders representing the majority of our outstanding Notes. Restructuring this debt obligation is critical to allow sufficient time following COVID-19 to rebuild our book of business as an MGA. The funding available under the Credit Agreement is expected to enable us to defray costs related to these activities along with other near-term cash needs of the business.”

Paratransit Renewal Rights Transaction

Further to the extension and expansion of its agreement with National Interstate Insurance Company (“NATL”), which was previously announced in July 2020, the Company and NATL executed a renewal rights agreement on October 29, 2021 with respect to paratransit accounts with seven or less vehicles (“Small Paratransit Accounts”). Pursuant to this agreement, the Company and NATL will work together to transition the handling of Small Paratransit Accounts to NATL during the next year. The proceeds the Company will receive as consideration following the November 30, 2021 effective date of this transaction will be based on the subject in-force premium at that time and will be reflected in the Company’s fourth quarter 2021 financial results. Under the terms of the agreement, the Company will not compete with NATL for Large or Small Paratransit Accounts for a period of three years following the renewal rights transactions. Other previously disclosed material terms of the agreements between the parties remains unchanged.

Scott D. Wollney, Atlas’ President & CEO concluded, “We are very pleased with this transaction, which we believe demonstrates the value that our MGA focused strategy delivers to our business partners, shareholders and other stakeholders. Our team has been working very effectively with the NATL team and will support the transition of this business to NATL over the next year. We believe that the multi-year strategic relationship between AGMI and NATL confirms the core competency we’ve developed as a specialty commercial auto focused MGA. The transition of this business will free up existing resources to focus on our growing book of taxi, livery, limousine and transportation network customers. Rebuilding our business with risk-taking partners is consistent with our emphasis being placed on generating EBITDA at the MGA level while endeavoring to reduce risk and capital requirements related to traditional primary insurance company operations. We further believe that NATL exercising renewal rights in connection with the Small Paratransit segment of our book of business demonstrates the quality of our underwriting and risk selection capabilities. In addition to growing our existing programs in these public auto segments, our team continues to pursue other specialty commercial auto programs as post COVID-19 recovery takes hold.”

Exhibit 99.1
Conference Call Details
Atlas will discuss these results in a conference call tomorrow morning (Tuesday, November 9, 2021) at 8:30 a.m. ET.

Participant Dial-In Numbers:
(United States): 877-407-9753
(International): 201-493-6739

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode "Atlas". An accompanying slide presentation will be available in .pdf format via the “Investor Relations” section of Atlas’ website at www.atlas-fin.com/investorrelations after the issuance of the earnings release.

Submit Questions for the Call
Questions for consideration for the call can be emailed to aprior@equityny.com prior to 8:00 a.m. ET on Tuesday, November 9, 2021.

Webcast
The call will also be simultaneously webcast over the Internet via the Investor Relations section of Atlas’ website or by clicking on the conference call link:
https://78449.themediaframe.com/dataconf/productusers/atfin/mediaframe/46307/indexl.html.

Audio and a transcript of the call will be archived on the Company’s website.

About Atlas
The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the “light” commercial automobile sector including taxi cabs and limousine/livery (including full-time transportation network company drivers) and business auto. Atlas’ specialized infrastructure is designed to leverage analytics, expertise and technology to efficiently and profitably provide insurance solutions for independent contractors, owner operators and other smaller accounts.

The Company’s strategy is focused on leveraging its managing general agency operation (“AGMI”) and its insuretech digital platform (“optOn”). For more information about Atlas, please visit www.atlas-fin.com, www.agmiinsurance.com, and www.getopton.com.

Forward-Looking Statements
This release includes forward-looking statements regarding Atlas and its insurance subsidiaries and businesses. Such statements are based on the current expectations of the management of each entity. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Companies, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the “Risk Factors” section of the Company’s 2020 Annual Report on Form 10-K. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Exhibit 99.1
Contact Information:

At the Company	Investor Relations
Atlas Financial Holdings, Inc.	The Equity Group Inc.
Scott Wollney, CEO	Adam Prior, Senior Vice President
847-700-8600	212-836-9606
swollney@atlas-fin.com	aprior@equityny.com
www.atlas-fin.com	www.theequitygroup.com

Exhibit 99.1
Atlas Financial Holdings, Inc.
Condensed Consolidated Statements of Operations

Condensed Consolidated Statements of Operations
($ in ‘000s, except for share and per share data)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Commission income	$2,046	$1,674	$5,530	$4,677
Net realized losses	(1,475)	—	(2,940)	—
Other income	1,212	367	2,773	848
Total revenue	1,783	2,041	5,363	5,525
Acquisition costs	1,105	862	2,954	2,737
Other underwriting expenses	4,094	4,222	11,190	12,803
Amortization of intangible assets	98	98	293	293
Forgiveness of Paycheck Protection Program Loan	—	—	(4,601)	—
Interest expense, net	556	571	1,639	1,392
Total expenses	5,853	5,753	11,475	17,225
Loss from operations before income taxes	(4,070)	(3,712)	(6,112)	(11,700)
Income tax benefit	—	(148)	—	(271)
Loss from continuing operations	(4,070)	(3,564)	(6,112)	(11,429)
Income (loss) from discontinued operations, net of tax	14	39	165	(121)
Net loss	$(4,056)	$(3,525)	$(5,947)	$(11,550)

Basic net income (loss) per share attributable to common shareholders
Continuing operations	$(0.28)	$(0.30)	$(0.45)	$(0.96)
Discontinued operations	—	—	0.01	(0.01)
Net income (loss)	$(0.28)	$(0.30)	$(0.44)	$(0.97)
Diluted net income (loss) income per share attributable to common shareholders
Continuing operations	$(0.28)	$(0.30)	$(0.45)	$(0.96)
Discontinued operations	—	—	0.01	(0.01)
Net income loss	$(0.28)	$(0.30)	$(0.44)	$(0.97)
Basic weighted average common shares outstanding	12,973,964	11,971,490	13,665,609	11,946,051
Diluted weighted average common shares outstanding	12,973,964	11,971,490	13,665,609	11,946,051

Condensed Consolidated Statements of Comprehensive Income (Loss)
Net loss	$(4,056)	$(3,525)	$(5,947)	$(11,550)

Other comprehensive (loss) income:
Changes in net unrealized investment gains (losses)	1	54	(21)	299
Reclassification to net income (loss)	(16)	(3)	(175)	(96)
Other comprehensive (loss) income	(15)	51	(196)	203
Total comprehensive loss	$(4,071)	$(3,474)	$(6,143)	$(11,347)

See accompanying Notes to Condensed Consolidated Financial Statements.in the Company’s Form 10-Q

Exhibit 99.1
Atlas Financial Holdings, Inc.
Condensed Consolidated Statements of Financial Position

($ in ‘000s, except for share and per share data)	September 30, 2021	December 31, 2020
Assets	(unaudited)
Cash and cash equivalents	$1,517	$5,238
Restricted cash	3,124	5,287
Premiums receivable (net of allowance of $800 and $800)	16,395	13,442
Intangible assets, net	1,942	2,235
Property and equipment, net	2,886	18,815
Right-of-use asset	403	888
Notes receivable	18,017	18,017
Credit facility fee, net	896	—
Other assets	1,552	1,895
Assets held for sale	48,716	53,885
Total assets	$95,448	$119,702
Liabilities
Premiums payable	$20,712	$19,416
Lease liability	444	1,091
Due to deconsolidated affiliates	19,091	19,170
Notes payable, net	33,410	36,168
Other liabilities and accrued expenses	5,047	4,342
Liabilities held for sale	42,647	60,407
Total liabilities	$121,351	$140,594
Commitments and contingencies (see Note 7)
Shareholders' Deficit
Ordinary voting common shares, $0.003 par value, 800,000,001 shares authorized, shares issued: September 30, 2021 - 15,052,839 and December 31, 2020 - 12,248,798; shares outstanding: September 30, 2021 - 14,797,334 and December 31, 2020 - 11,993,293	$45	$37
Restricted voting common shares, $0.003 par value, 33,333,334 shares authorized, shares issued and outstanding: September 30, 2021 and December 31, 2020 - 0	—	—
Additional paid-in capital	82,964	81,840
Treasury stock, at cost: 255,505 shares of ordinary voting common shares at September 30, 2021 and December 31, 2020, respectively	(3,000)	(3,000)
Retained deficit	(106,146)	(100,199)
Accumulated other comprehensive income, net of tax	234	430
Total shareholders' deficit	$(25,903)	$(20,892)
Total liabilities and shareholders' deficit	$95,448	$119,702

See accompanying Notes to Condensed Consolidated Financial Statements.in the Company’s Form 10-Q